Calculation of Filing Fee Tables
S-3
COPT DEFENSE PROPERTIES, L.P.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	COPT Defense Properties, L.P. 4.500% Senior Notes due 2030	457(r)	400,000,000		$ 397,856,000.00	0.0001531	$ 60,911.75
Fees to be Paid	2	Debt	COPT Defense Properties Guarantees of 4.500% Senior Notes due 2030	Other	400,000,000		$ 0.00	0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 397,856,000.00		$ 60,911.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 60,911.75
Offering Note
[1]	These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" exhibit (Exhibit 107.1) in Registration Statement on Form S-3ASR Nos. 333 286440 and 333 286440-01, which was filed with the Securities and Exchange Commission on April 8, 2025. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

[2]	The notes issued by COPT Defense Properties, L.P., will be fully and unconditionally guaranteed, on a senior unsecured basis, by COPT Defense Properties. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate filing fee is required for the guarantees.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $397,856,000.00. The prospectus is a final prospectus for the related offering.